Exhibit 99.1

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this "Amendment No. 3"), dated as of March 24, 2006, by and among MPC Computers, LLC, a Delaware limited liability company ("MPC"), MPC-G, LLC, a Delaware limited liability company ("MPC-G") and MPC Solutions Sales, LLC, a Delaware limited liability company ("MPC-S", and together with MPC and MPC-G, each individually a "Borrower" and collectively, "Borrowers"), GTG PC Holdings, LLC, a Delaware limited liability company ("Guarantor"), and Wachovia Capital Finance Corporation (Western), a California corporation, in its capacity as agent (in such capacity, together with its successors and assigns, "Agent") pursuant to the Loan Agreement (as hereinafter defined), acting for and on behalf of the parties thereto as lenders (each individually, a "Lender" and collectively, "Lenders") and Lenders.

W I T N E S S E T H

WHEREAS, Agent, Lenders, Borrowers and Guarantor have entered into financing arrangements pursuant to which Agent and Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated July 8, 2005, by and among Agent, Lenders, Borrowers and Guarantor (as amended by Amendment No. 1 to Loan and Security Agreement, dated as of July 25, 2005 and Amendment No. 2 to Loan and Security Agreement, dated as of November 10, 2005, as amended hereby and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

WHEREAS, as a result of the inability of Borrowers and Guarantor to meet certain financial projections and satisfy the EBITDA covenant contained in the Loan Agreement, Borrowers and Guarantor are attempting to seek alternative and/or additional sources of financing;

WHEREAS, to support the continuing operations of the Borrowers' businesses and in connection therewith, Borrowers and Guarantor have requested that Agent and Lenders agree to waive a certain Event of Default and in connection therewith Borrowers, Guarantor and Lender have agreed to make certain amendments to the Loan Agreement, subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definition. As used herein or in any of the other Financing Agreements, the following terms shall have the meanings given to them below, and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions:

(i) "Amendment No. 3" shall mean this Amendment No. 3 to Loan and Security Agreement by and among Agent, Lenders, Borrowers and Guarantor, as amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) "Reservation of Rights Letter" shall mean the Reservation of Rights Letter, dated February 7, 2006, from Agent to MPC, as the same now exists, is amended hereby and may hereafter by amended, modified, supplemented, extended, renewed, restated or replaced.

(b) Amendments to Definitions.

(i) The definition of the term "Finished Goods Inventory Loan Limit" in Section 1.47 of the Loan Agreement is hereby amended to delete the reference to "$10,000,000" and substitute "$5,000,000" therefor.

(ii) The definition of the term "Interest Rate" in Section 1.69 of the Loan Agreement is hereby amended to:

(A)          delete the reference to "one-half (.50%) percent per annum in excess of the Prime Rate" contained in clause (a)(i) of such Section and substitute "two and one half (2.50%) percent per annum in excess of the Prime Rate" therefor.

(B)           delete clause (b) of such Section in its entirety and substitute "(b) Intentionally Omitted" therefor.

(iii) The definition of the term "Inventory Loan Limit" in Section 1.71 of the Loan Agreement is hereby amended to delete the reference to "$20,000,000" and substitute "$5,000,000" therefor.

(iv) The definition of the term "Maximum Credit" in Section 1.82 of the Loan Agreement is hereby amended to delete the reference to "$60,000,000" and substitute "$25,000,000" therefor.

(v) The definition of the term "Raw Materials Inventory Loan Limit" in Section 1.104 of the Loan Agreement is hereby amended to delete the reference to "$10,000,000" and substitute "$5,000,000" therefor.

(c) Interpretation. For purposes of this Amendment No. 3, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 3.

2. Minimum EBITDA. The table in Schedule 9.18 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Period	EBITDA
From January 1, 2006 through and including April 1, 2006	($3,250,000)
From April 2, 2006 through and including July 1, 2006	$1,000,000
Immediately preceding four (4) fiscal quarters ending as of the last day of each fiscal quarter thereafter	$3,500,000

3. Term. Section 13.1(a) of the Loan Agreement is hereby amended as follows:

(a) by deleting "ending on the date three (3) years from the date hereof" and substituting "ending on March 31, 2007" therefor.

(b) by deleting "at least sixty (60) days prior written notice" and substituting "at least thirty (30) days prior written notice" therefor.

4. Eurodollar Rate Loans. Notwithstanding any provision of the Loan Agreement or any of the other Financing Agreements to the contrary, on and after the date hereof:

(a) Borrowers shall not request and Agent and Lenders shall not make any Eurodollar Rate Loans;

(b) the interest rate in respect of all Revolving Loans made on or after the date hereof shall be the Interest Rate applicable to Prime Rate Loans;

(c) without further action by Borrowers, Guarantor, Agent, Lenders or any other party, all Eurodollar Rate Loans outstanding (if any) shall automatically be converted to Prime Rate Loans and Borrowers shall not request that any such existing Eurodollar Rate Loans continue for any additional Interest Period; and

(d) Borrowers shall not request that any Prime Rate Loans be converted to Eurodollar Rate Loans and neither Agent nor any Lender shall be obligated to convert any such Prime Rate Loans to Eurodollar Rate Loans.

5. Acknowledgment of Reservation of Rights Letter. Borrowers and Guarantor hereby (a) acknowledge and confirm receipt of the Reservation of Rights Letter and (b) ratify, assume, adopt and agree to be bound by the Reservation of Rights Letter, as amended and modified by this Amendment No. 3. Borrowers, Guarantor and Lender hereby agree that (x) Borrowers have satisfied the condition to retain a financial consultant pursuant to the Reservation of Rights Letter and (y) no other work by such financial consultant is required as of the date hereof.

6. Reserves. Notwithstanding anything to the contrary contained in the Loan Agreement or any other Financing Agreement, including, without limitation, the Reservation of Rights Letter, and without limiting any of Agent's and Lenders' rights and remedies under the Loan Agreement, any other Financing Agreements, applicable law or otherwise, Agent may, at Agent's option and in Agent's sole discretion, increase the Reserve heretofore established by Agent pursuant to the Reservation of Rights Letter by an additional $100,000 on Friday March 24, 2006 and by an additional $100,000 on the Friday of each week thereafter; provided, that, such Reserve shall not at any time be greater than $2,500,000; provided further, that, nothing contained in this Section 6 is intended to, and shall not in any way or manner modify, discharge, limit or otherwise affect any existing Reserves heretofore established by Agent pursuant to the Loan Agreement, the Reservation of Rights Letter or any other Financing Agreements.

7. Waiver.

(a) Subject to the terms and conditions contained herein, Agent and Lenders hereby waive as of the effective date hereof the Event of Default arising under Section 10.1(a)(iii) of the Loan Agreement as a result of the failure of Borrowers and Guarantor to maintain the EBITDA of Guarantor and its Subsidiaries for the period from October 2, 2005 through and including December 31, 2005 at or above $1,750,000, as required under Section 9.18 of the Loan Agreement.

(b) Agent and Lenders have not waived and are not by this Amendment No. 3 waiving, and have no present intention of waiving, any other Events of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, other than the Event of Default set forth in Section 7(a) hereof, whether the same or similar to such Event of Default or otherwise. Agent and Lenders reserve the right, in their discretion, to exercise any or all of its or their rights and remedies arising under the Financing Agreements applicable or otherwise, as a result of any other Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof, whether the same or similar to the Event of Default described above or otherwise upon or after the rescission and termination of the waiver provided for in Section 7(a) above. Nothing contained herein shall be construed as a waiver of the failure of Borrowers and Guarantor to comply with the terms of the Loan Agreement and the other Financing Agreements after such time.

8. Acknowledgment.

(a) Acknowledgment of Obligations. Each of Borrowers and Guarantor hereby acknowledges, confirms and agrees that as of the close of business on March 22, 2006, Borrowers are indebted to Agent and Lenders for Obligations in the aggregate principal amount of not less than $16,974,637.18, which amount, together with all interest accrued and accruing thereon, and all costs, fees, expenses and other charges now or hereafter payable by each Borrower to Agent and Lenders, is, as of the date hereof, unconditionally owing by each Borrower and Guarantor to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever. Each of Borrowers and Guarantor acknowledges, confirms and agrees that the obligations, liabilities and indebtedness of each of them to Agent and Lenders for the payment and performance of the Obligations pursuant to the Financing

Agreements are unconditionally owing to Agent and Lenders without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Acknowledgment of Security Interests. Borrowers and Guarantor hereby acknowledge, confirm and agree that Agent, for itself and the ratable benefit of Lenders, has and shall continue to have valid, enforceable and perfected liens upon and security interests in the assets and properties of Borrowers and Guarantor heretofore granted to Agent, for the ratable benefit of Lenders, pursuant to the Financing Agreements or otherwise granted to or held by Agent.

(c) Binding Effect of Documents. Each of Borrowers and Guarantor hereby acknowledges, confirms and agrees that: (a) each of the Financing Agreements (including, without limitation, all agreements, documents and instruments executed and/or delivered in connection therewith or related thereto) to which it is a party has been duly executed and delivered to Agent and Lenders, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Borrowers and/or contained in such Financing Agreements constitute the legal, valid and binding obligations of Borrowers and/or Guarantor, as the case may be, enforceable against them in accordance with their respective terms and Borrowers and Guarantor, as of the date hereof, have no valid defense to the enforcement of such obligations, and (c) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Financing Agreements and applicable law.

9. Release by Borrowers and Guarantor.

(a) Release.

(i) In consideration of the agreements of Agent and Lenders contained herein and the making of Revolving Loans and providing of Letters of Credit by or on behalf of Agent and Lenders to Borrowers pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and Guarantor on behalf of itself and its successors, assigns, and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent, each Lender and all such other parties being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which each of Borrowers or Guarantor, or any of its successors, assigns, or other legal representatives and their respective successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment No. 3, including, without limitation, for or on account of, or in relation to, or in any way in connection with the

Loan Agreement, as amended and supplemented through the date hereof, and the other Financing Agreements.

(ii) Each of Borrowers and Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(iii) Each of Borrowers and Guarantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

(iv) Each of Borrowers and Guarantor represents and warrants that each such Person is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each such Person has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.

(v) Nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Releasee.

(b) Covenant Not to Sue. Each of Borrowers and Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, jointly and severally, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrowers or Guarantor pursuant to Section 9(a) hereof. If Borrowers or Guarantor violate the foregoing covenant, each of Borrowers and Guarantor agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

(c) Waiver of Statutory Provisions. EACH OF BORROWERS AND GUARANTOR HEREBY EXPLICITLY WAIVES ALL RIGHTS UNDER AND ANY BENEFITS OF ANY COMMON LAW OR STATUTORY RULE OR PRINCIPLE WITH RESPECT TO THE RELEASE OF SUCH CLAIMS. EACH OF BORROWERS AND GUARANTOR AGREES THAT NO SUCH COMMON LAW OR STATUTORY RULE OR PRINCIPLE SHALL AFFECT THE VALIDITY OR SCOPE OR ANY OTHER ASPECT OF THIS RELEASE.

10. Representations and Warranties. Each Borrower and Guarantor represents and warrants to Agent and Lenders that the execution, delivery and performance of this Amendment No. 3 are all within its corporate or limited liability company powers, have been duly authorized, are not in contravention of law or the terms of its certificate of incorporation or formation, by laws or operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which it is a party or by which it or its property are bound and this Agreement constitutes its legal, valid and binding obligations enforceable in accordance with it terms.

11. Conditions Precedent. The amendments set forth herein shall be effective as of the date hereof upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received an executed original counterparts of this Amendment No. 3, duly authorized, executed and delivered by the Borrowers and Guarantor; and

(b) Agent shall have received, in form and substance satisfactory to Agent, true, correct and complete copies of all written notices or letters from any vendor or trade supplier to any Borrower or Guarantor demanding immediate payment of all amounts owing by such Borrower or Guarantor to such vendor or supplier, except for those written notices or letters that have been previously delivered by or on behalf of Borrowers to Agent prior to the date hereof.

12. Effect of this Agreement. Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 3, the provisions of this Amendment No. 3 shall control.

13. Further Assurances. Borrowers and Guarantor, shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes of this Amendment No. 3.

14. Governing Law. The validity, interpretation and enforcement of this Amendment No. 3 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.

15. Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

16. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.

17. Reviewed by Attorneys. Each of Borrower and Guarantor represents and warrants that it (a) understands fully the terms of this Amendment No. 3 and the consequences of the execution and delivery of this Amendment No. 3, (b) has been afforded an opportunity to have this Amendment No. 3 reviewed by, and to discuss this Amendment No. 3 and document executed in connection herewith with, such attorneys and other persons as each of Borrower and Guarantor may wish, and (c) has entered into this Amendment No. 3 and executed and delivered all documents in connection herewith of its/his own free will and accord and without threat, duress or other coercion of any kind by any person. The parties hereto acknowledge and agree that neither this Amendment No. 3 nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment No. 3 and the other documents executed pursuant hereto or in connection herewith.

18. Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic means shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic means shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

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IN WITNESS WHEREOF, Agent, Borrowers and Guarantor have caused these presents to be duly executed as of the day and year first above written.

AGENT	BORROWERS
WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Agent By: /s/ Jeff K. Scott Title: VP	MPC COMPUTERS, LLC By: /s/ Mark A. Pougnet Title: CFO
MPC-G, LLC By: /s/ Mark A. Pougnet Title: CFO MPC SOLUTIONS SALES, LLC By: /s/ Mark A. Pougnet Title: CFO
GUARANTOR GTG PC HOLDINGS, LLC By: /s/ Mark A. Pougnet Title: CFO